Prospectus Supplement filed under Rule 424(b)(3)
                                       Registration No. 333-45569

                       Prospectus Supplement

           The Prospectus dated February 4, 1998 relating to the offer for resale of up to $250,000,000 aggregate principal amount of The Interpublic Group of Companies, Inc.'s 1.80% Convertible Subordinated Notes due September 16, 2004 is hereby supplemented to include the following information in the "Selling Securityholders" table in the Prospectus Supplement dated February 25, 1998:

                                                   Principal Amount
                                                    of Registered
                  Selling Holders                       Notes
-------------------------------------------------  ----------------
American Investors Life Insurance Company, Inc...    $3,000,000
Carex A.V.V......................................       150,000
Employers Reinsurance Corp.......................     3,000,000
General Motors Investment Management Corp........    15,000,000
Motors Insurance Corp............................     2,000,000
Regence Blue Cross/Blue Shield of Idaho..........        20,000
Regence Blue Cross/Blue Shield of Oregon.........       498,000
Regence Blue Cross/Blue Shield of Utah...........       132,000
Regence Blue Cross/Blue Shield of Washington.....        75,000
Sorex A.V.V......................................       100,000
-------------------------------------------------  ----------------
Total of Above...................................   $23,975,000
                                                   ================






       This Prospectus Supplement is dated August 18, 1998.